                             SHAREHOLDERS AGREEMENT

                                   dated as of

                                January 23, 1996

                                     between


                             FARNELL ELECTRONICS PLC

                                       and


                      The Shareholders Listed on Schedule 1
                                     hereto
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                             SHAREHOLDERS AGREEMENT


          AGREEMENT dated as of January 23, 1996 between Farnell Electronics PLC, a public limited corporation formed under the laws of England (the "COMPANY"), and the Persons listed on Schedule 1 hereto ("SHAREHOLDERS").


          WHEREAS, the Company, FAC Delaware Corp., a Delaware corporation ("Merger Subsidiary") and Premier Industrial Corporation, an Ohio corporation ("Premier"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof pursuant to which Premier will be merged with and into Merger Subsidiary (the "Merger") and the Shareholders will receive, in exchange for shares of common stock of Premier, consideration which will include American Depositary Receipts representing Ordinary Shares and American Depositary Receipts representing Preference Shares (each term as defined below); and

          WHEREAS, it is a condition to the consummation of the Merger that the parties hereto enter into this Agreement; and

          WHEREAS, the Shareholders will own or be entitled to have allotted and issued to them on consummation of the Merger shares in the Company in accordance with the terms of the Merger Agreement; and

          WHEREAS, the Related Parties will own or be entitled to have allotted and issued to them on consummation of the Merger shares in the Company in accordance with the terms of the Merger Agreement.

          NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS


          1.1.  DEFINITIONS.

          (a)  The following terms, as used herein, have the following meanings:

          "AFFILIATE" of any person means any other person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person, PROVIDED that Premier, the
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Jewish Community Federation, Cleveland, Ohio, and any pension, profit sharing,
PAYSOP or other similar arrangements involving Premier or any of its Subsidiaries shall be deemed not to be an Affiliate of a Shareholder; and for the purposes of this definition only, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a person whether through the ownership of securities, by contract or agency or otherwise; and the term "person" is deemed to include a partnership.

          A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY OWN", and shall be deemed to have "BENEFICIAL OWNERSHIP" of (i) any securities that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement, and (ii) without duplication, any securities that such Person has the right to acquire (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (written or oral) or otherwise; provided that the Related Party Securities shall not be deemed beneficially owned by any Shareholder.

          "BOARD" shall mean the board of directors of the Company.

          "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, USA or London, England are authorized by law to close.

          "CLOSING RATIO" and "CURRENT RATIO" shall have the meanings given to them in Section 2.2(a).

          "COMPANIES ACT 1985" means the U.K. Companies Act 1985, amended by the Companies Act 1989, and as in force from time to time.

          "CONCERT PARTY" means Persons who are parties to an agreement or arrangement relating to Voting Securities falling within Section 204 of the Companies Act, 1985, PROVIDED that the Jewish Community Federation, Cleveland, Ohio and any pension, profit sharing, PAYSOP or other similar arrangements involving Premier or any of its Subsidiaries shall be deemed not to be a Concert Party.

          "CONTROL" means a holding or aggregate holding of shares carrying 30% or more of the rights to vote at general

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meetings of a company, irrespective of whether the holding or holdings gives defacto control.

          "DISPOSE" means, directly or indirectly, sell, pledge, encumber, give or otherwise transfer or agree to sell, pledge, encumber, give or otherwise transfer.

          "EFFECTIVE TIME" means the Effective Time as defined in the Merger Agreement.

          "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "FULLY DILUTED BASIS" means on the basis of the exercise in full of all rights to subscribe, convert securities into or exchange securities for Voting Securities, whether or not such rights are actually exercisable at the relevant time.

          "ORDINARY SHARES" means the ordinary shares of 5p each in the Company and any American Depositary Receipts representing such shares.

          "PERSON" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "PERMITTED TRANSFEREE" of any natural person shall mean (i) in the case of the death of such person, such person's executors, administrators, testamentary trustees, heirs, legatees and devisees, (ii) such person's spouse, parents, siblings or descendants or (iii) any entity that would qualify under
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

          "PREFERENCE SHARES" means the 6.75% Convertible Cumulative Redeemable Preference Shares of $25 each in the Company and any American Depositary Receipts representing such shares.

          "REFERENCE GROUP" means the Shareholders and Related Parties.

          "RELATED PARTIES" means the Persons listed on Schedule 2.

          "RELATED PARTY SECURITIES" means Restricted Securities identified on
Schedule 2 as such securities; PROVIDED, HOWEVER, that if after the date of this Agreement

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such securities shall have been changed into a different number of securities or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, such number of securities shall be correspondingly adjusted to the extent appropriate to reflect such change.

          "RESTRICTED SECURITIES" means any Voting Securities and any other securities or rights convertible into or exchangeable or exercisable (whether immediately or otherwise) for such Voting Securities, including the Preference Shares.

          "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SUBSIDIARY" means a subsidiary within the meaning of Section 736 of the Companies Act 1985.

          "TAKEOVER CODE" means the City Code on Takeovers and Mergers as issued by U.K. Panel on Takeovers and Mergers and as in force from time to time.

          "TAKEOVER OFFER" means

          (i) a takeover offer (within the meaning of section 428 of the Companies Act 1985) in relation to the Company; or

          (ii) an offer for any shares in the Company which is capable (if accepted in full) of resulting in the offeror, together with any person or persons acting in concert with him, holding or beneficially owning Voting Securities representing more than 50 percent of the Total Voting Power; or

          (iii) a mandatory offer for any Voting Securities of the Company made pursuant to Rule 9 of the Takeover Code.

          "TOTAL VOTING POWER" means the aggregate number of votes attaching to the outstanding Voting Securities.

          "VOTING SECURITIES" means the Ordinary Shares and all other securities of the Company entitled, in the ordinary course, to vote in the election of directors of the Company, but for the avoidance of doubt not Preference

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Shares or any other shares in the capital of the Company which carry votes only in restricted circumstances.


                                    ARTICLE 2

                            COVENANTS OF SHAREHOLDER


          During the term of this Agreement, each Shareholder agrees that:

          2.1. VOTING OF VOTING SECURITIES. (a) Subject to Section 2.7, at any general or class meeting of holders of Voting Securities, the Shareholders will be permitted to freely exercise, or abstain from exercising, the votes attaching to that number of Voting Securities beneficially owned by them equal to the excess (the "Excess Amount"), if any, of (i) 19.9% of the Total Voting Power on the date of such meeting over (ii) the aggregate number of votes which may be cast by the Related Parties in respect of Voting Securities at such date. To the extent that the Shareholders beneficially own Voting Securities representing more than the Excess Amount, the Shareholders shall vote such shares in accordance with the recommendation of the Board of the Company.

          (b) Section 2.1(a) shall not prevent the Shareholders exercising any voting rights attaching to Preference Shares in accordance with the rights of those shares.

          2.2. ACQUISITION OF RESTRICTED SECURITIES.

          (a) A Shareholder may acquire beneficial ownership of Restricted Securities only if immediately after consummation of such acquisition, (i) the ratio (the "CURRENT RATIO") of the number of Voting Securities then beneficially owned by the Reference Group to the number of Voting Securities then outstanding, all on a fully diluted basis, would not exceed (ii) the ratio (the "CLOSING RATIO") of the number of Voting Securities beneficially owned by the Reference Group immediately following the Effective Time to the number of Voting Securities outstanding immediately following the Effective Time, all on a fully diluted basis. This paragraph shall not prevent any Shareholder from taking up its pro rata entitlement under any rights or other offering of Restricted Securities made to holders of Restricted Securities substantially in proportion to the numbers of Restricted Securities held or beneficially owned by such holders. If any of the Related Parties acquires

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beneficial ownership of Restricted Securities, and as a result, the Current
Ratio exceeds the Closing Ratio, the Shareholders will within 60 days sell or otherwise transfer (other than by way of pledge or encumbrance) to Persons who are not Permitted Transferees or Affiliates or in the Reference Group beneficial ownership of a sufficient number of Voting Securities so that the Current Ratio is not greater than the Closing Ratio, and shall effectuate such sale or other transfer in accordance with clauses (i), (ii), or (iii) of Section 2.3(b) (ignoring for these purposes the 10% limitation in the first paragraph of Section 2.3(b)), or in another manner reasonably acceptable to the Company.

          (b) No Shareholder shall be obligated to dispose of any Restricted Securities held by such Shareholders immediately after any purchase, redemption, reacquisition, cancellation or other reduction in the Company's outstanding Restricted Securities if the Current Ratio exceeds the Closing Ratio as a result of such purchase redemption, reacquisition, cancellation or other reduction.

          (c) Notwithstanding Section 2.2(a), the Reference Group may convert Restricted Securities not already Voting Securities held by them to Voting Securities, unless if as a result of so converting any Shareholder would incur an obligation to make a mandatory offer pursuant to Rule 9 of the Takeover Code.

          (d) The Shareholders agree to comply with the LSE Model Code for Directors' Dealings ("Model Code") to the extent applicable to them and the Company agrees that discretions and approvals under the Model Code will be applied to Shareholders on a basis which is no less favorable than they are applied to directors of the Company who are not Shareholders.

          (e) Each Shareholder may purchase or otherwise acquire shares of capital stock in other companies listed on the NYSE or LSE which to the knowledge of such Shareholder, (after reasonable due inquiry) hold shares in the Company; PROVIDED that immediately after the consummation of such purchase or acquisition, the Shareholders do not beneficially own securities of any such listed company representing more than 5% of the ordinary voting power of such listed company.

          2.3. SALE OR TRANSFER OF RESTRICTED SECURITIES. (a) Except as otherwise provided, the Shareholders will not dispose of any Restricted Securities beneficially owned by them except:

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          (i)  to an Affiliate of such Shareholder, PROVIDED that such Affiliate agrees in writing to be bound by the terms of this Agreement as a Shareholder; or

          (ii) in the case of a natural person, to any Permitted Transferee of such person, PROVIDED that such transferee becomes a party to this Agreement as a Shareholder.

     (b) From and after the date one year after the Effective Time, the Shareholders will not dispose of any Restricted Securities beneficially owned by them unless (x) after giving effect to such disposal the Restricted Securities disposed of by the Reference Group during the 12 month period ending immediately after such disposal (including disposals pursuant to Section 2.2(a)) do not represent more than 10% of the Total Voting Power, all on a fully diluted basis, at that time, PROVIDED that such amount may exceed 10% if the Company consents to such greater amount, which consent shall not be unreasonably withheld; and
(y) such disposal is effected in accordance with subparagraphs (i) through (vi) below:

          (i) in a privately negotiated transaction to any Person who either is an institution which has been approved by the Company or, after giving effect to such disposal, would beneficially own (together with any Concert Party) Voting Securities which are entitled to exercise in the aggregate 5% or less of Total Voting Power; PROVIDED that at least 5 days prior to any such sale, the Shareholder notifies the Company of such intention in writing and thereafter consults in good faith with the Company and the broker or underwriters, as the case may be, as to the nature, timing and material terms of such sale and makes a good faith effort to accommodate the reasonable requests of the Company;

          (ii) in a sale on the open market that is through a broker or pursuant to a firm commitment, underwritten distribution to the public, registered under the Securities Act or executed in compliance with Regulation S thereunder or carried out in accordance with the rules of the LSE, PROVIDED that at least 5 days prior to any such sale, the Shareholder notifies the Company of such intention in writing and thereafter consults in good faith with the Company and the broker or underwriters, as the case may be, as to the nature, timing and material terms of such sale and makes a good faith effort to accommodate the reasonable requests of the Company; and PROVIDED FURTHER that the Shareholder uses its best efforts to effect as wide a distribution of such Restricted Securities as is reasonably practicable;

          (iii) pursuant to Rule 144 of the General Rules and Regulations of the Securities Act; PROVIDED that any such sale shall be subject to the volume and manner of sale limitations set forth in such rule, whether or not legally required;

          (iv) pursuant to a tender or exchange or Takeover Offer made by the Company or recommended by the Board to the Company's shareholders;

          (v) as a bona fide pledge to a financial institution to secure borrowings as permitted by applicable law, rules and regulations, PROVIDED, HOWEVER, that (x) such financial institution agrees to be bound by this Agreement as a Shareholder and (y) the borrowings to be secured are full recourse obligations of the pledgor and are entered into simultaneously with the pledge; or

          (vi) with the prior written consent of the Company.

     (c) The Shareholders' ability to sell, transfer or otherwise dispose or authorize the disposition of the Restricted Securities under Paragraph (a) and
(b) of this Section 2.3 is, in both cases, subject to the limitations imposed by virtue of the representation letter attached as Exhibit 5.7(c) to the Merger Agreement.

          2.4. ADDITIONAL AGREEMENTS. None of the Shareholders may (and each Shareholder shall cause its Affiliates that are controlled by it not to) (a) publicly request the Company or any of its agents, directly or indirectly, to amend or waive any provision of this Agreement or (b) knowingly take any action that would in either case reasonably be expected to require the Company to make a public announcement regarding the possibility of any transaction with such Shareholder.

          2.5. TAX TREATMENT. Following the Effective Time, the Shareholders shall not knowingly, or knowingly permit its Affiliates that are controlled by it to, take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.


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

          2.6. STANDSTILL. None of the Shareholders may (and each Shareholder shall cause its Affiliates that are controlled by it, not to), without the prior written consent of the Board, directly or indirectly:

          (a) publicly propose that any Shareholder or any Affiliate of any Shareholder enter into, directly or indirectly, any merger or other business combination involving the Company or propose to purchase directly or indirectly, a material portion of the equity or assets of the Company or any of its Subsidiaries, or make any such proposal privately in a manner or in terms such that it would reasonably be expected to require the Company to make a public announcement regarding such proposal;

          (b) attempt to, or participate in an attempt to, solicit the support of other shareholders of the Company for any resolution to be considered at any meeting of the shareholders of the Company which has not been proposed by the Board;

          (c) form, join or participate in or encourage the formation of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of the Company, other than a group consisting solely of Shareholders and the Affiliates controlled by them and other persons with respect to whose Premier shares any Shareholder has beneficial ownership on the date hereof.

          (d) deposit any Restricted Securities of the Company into a voting trust or subject any such Restricted Securities to any arrangement or agreement with respect to the voting thereof, other than (x) any such trust, arrangement or agreement (i) the only parties to, or beneficiaries of, which are Shareholders or any Affiliates controlled by them and (ii) the terms of which do not require or expressly permit any party thereto to act in a manner inconsistent with this Agreement;

          (e) except in accordance with Section 5.1, seek election to or seek to place a representative on the Board or seek the removal or the non-reappointment of any member of the Board;

          (f) requisition or seek to have requisitioned or called any meeting of the shareholders of the Company or requisition or seek to have requisitioned the

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     proposing of any resolution at any meeting of the shareholders of the
     Company;

          (g) (A) solicit, seek to effect, negotiate with or provide non-public information to any other person with respect to, (B) make any statement or proposal, whether written or oral, to the Board or any director or officer of the Company with respect to, or (C) otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction (with any person) involving a change of Control of the Company or the acquisition of a substantial portion of the equity securities or assets of the Company or any of its Subsidiaries, including a merger, consolidation, tender offer, Takeover Offer, exchange offer or liquidation of the Company's assets, or any scheme of arrangement, restructuring, recapitalization or similar transaction with respect to the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that the foregoing shall not (x) apply to any discussion between or among the Shareholders or any of their respective agents or representatives or (y) in the case of clause (B) above, be interpreted to limit the ability of any Shareholder, or any designee of any Shareholder, on the Board to make any such statement or proposal or to discuss any such proposal with any officer or director of, or advisor to, the Company or advisor to the Board or to the Board itself unless, in either case, it could reasonably be expected to require the Company to make a public announcement regarding such discussion, statement or proposal;

          (h) (i) enter into (or remain a party to) any agreement or understanding (whether formal or informal) which provides for two or more of the parties thereto to co-operate with a view to obtaining or consolidating control of the Company through the acquisition by any of them of any beneficial ownership in Restricted Securities; (ii) enter into any agreement, arrangement, understanding or transaction or do or omit to do anything as a result of which it (either alone or with any other person) will become obliged or required (whether under the Takeover Code or otherwise) to make any Takeover Offer; (iii) encourage or co-operate or assist or enter into any agreement or arrangement with any person relating to or connected with the making of a Takeover Offer; (iv) make, accept or reject any Takeover Offer, or vote on any resolution of the Company concerning a Takeover Offer, other than in accordance with the recommendation of the Board; (v)

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     sell or transfer, or agree to sell or transfer, any Restricted Securities to (A) the offeror of any Takeover Offer, or any person acting in concert with him, or (B) any person whom the Shareholder knows intends to, or whom the Shareholder has reason to believe might, make a Takeover Offer or anyone whom the Shareholder knows to, or has reason to believe might, be acting in concert with such a person;

          (i) otherwise act, alone or in concert with others, to seek to control or influence the management or policies of the Company (except for (A) to the extent permitted hereby, voting as a holder of Restricted Securities and (B) for actions taken as a director or officer of the Company);

          (j) publicly disclose any intention, plan or arrangement inconsistent with the foregoing, or make any such disclosure privately if it could reasonably be expected to require the Company to make a public announcement regarding such intention, plan or arrangement; or

          (k) advise, assist (including by knowingly providing or arranging financing for that purpose) or knowingly encourage any other person in connection with any of the foregoing.

For the avoidance of doubt nothing herein shall prevent the Shareholders who are directors of the Company from engaging in discussions with other directors, which discussions relate to any matters which are not initiated by such Shareholders.

          2.7. VOTING ARRANGEMENTS. Notwithstanding any restriction in Section 2.1, each Shareholder shall vote or cause to be voted all Voting Securities and (in the event that other Restricted Securities shall at any time and for any reason be entitled to vote in the election of Directors of the Company) other Restricted Securities owned by the Shareholders for nominees to the Board designated pursuant to Section 5.1. Each Shareholder shall cause all Voting Securities and such other Restricted Securities, respectively owned by the Shareholders to be represented, in person or by proxy, at all general or class meetings of holders of Voting Securities and such other Restricted Securities at which such Shareholder is entitled to attend and vote, so that such Voting Securities and such other Restricted Securities may be counted for the purpose of determining the presence of a quorum at such meetings.

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                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

          Each Shareholder represents and warrants to the Company that:

          3.1. AUTHORIZATION. The execution, delivery and performance by the Shareholders of this Agreement and the consummation by the Shareholders of the transactions contemplated hereby are within each Shareholder's powers and, have been duly authorized by all necessary actions, if any, including all necessary actions by the trustees of a Shareholder if the Shareholder is a trust. This Agreement constitutes a valid and binding agreement of the Shareholders.

          3.2. NON-CONTRAVENTION. The execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Shareholder under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on the Shareholder.

          3.3. BINDING EFFECT. This Agreement is the valid and binding Agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          The Company represents and warrants to the Shareholders that:

          4.1. CORPORATE POWER AND AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the

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Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the board of directors of the Company and no other corporate action on the part of the Company is necessary to authorize the execution, delivery or performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

          4.2. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on the Company.

          4.3. BINDING EFFECT. This Agreement is the valid and binding Agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

                                    ARTICLE 5

                            COVENANTS OF THE COMPANY


          5.1. BOARD REPRESENTATION. (a) The Shareholders shall be entitled to present two candidates to the Board of the Company for nomination to the Board of the Company as directors, which candidates the Board shall use their reasonable best efforts, subject to their fiduciary duties as directors, to appoint or secure to be appointed to the Board; PROVIDED that such candidates shall initially be Morton L. Mandel and John C. Colman; PROVIDED FURTHER that for such time as the aggregate beneficial ownership of Voting Securities of the Reference Group represents less than 12.5% of the Total Voting Power, all on a fully diluted basis, such number of candidates shall be reduced to one, such candidate to be reasonably acceptable to the Board of the Company; and PROVIDED FURTHER that if at any time the aggregate beneficial ownership of Voting Securities of the Reference Group represents less than 5% of the Total Voting Power, all on a fully diluted basis, the Shareholders shall no longer have any entitlements to present candidates for nomination pursuant to this Section 5.1.

          (b) For so long as Morton L. Mandel and John C. Colman are directors of the Company it is agreed that they or the one of them remaining on the Board of the Company, may appoint Philip S. Sims as their, or his, alternate.

          (c) The Company agrees that Morton L. Mandel, John C. Colman and Philip S. Sims are acceptable to it as directors of the Company and, in the case of Philip S. Sims, as an alternate director. Any candidate other than Philip S. Sims proposed as successor to Morton L. Mandel or John C. Colman shall be subject to the approval of the Board, such approval not to be unreasonably withheld or delayed.

          (d) While he is a director of the Company, John C. Colman will be a member of the Audit and Remuneration Committees of the Board of the Company. While they are directors or alternate directors of the Company, at least one of John C. Colman and Philip S. Sims will be given opportunity to sit on the standing committees of the Board.

          5.2. REGISTRATION RIGHTS. The Company agrees that Shareholders shall have the registration rights set forth in Exhibit A.

          5.3. ACQUISITION FOR INVESTMENT. Each Shareholder acknowledges that the Ordinary Shares and Preference Shares to be acquired by him under the Merger Agreement have not been registered under the Securities Act or any State securities laws and that acquisition of such shares is to be effected pursuant to an exemption from the registration requirements imposed by such laws. In this regard, such Shareholder is acquiring such shares to be acquired by him under the Merger Agreement for his own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Such Shareholder is an "accredited investor" (as defined in Regulation D under the Securities Act), has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such shares and is capable of bearing the economic risks of such investment.


                                    ARTICLE 6

                                   TERMINATION

          6.1. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the occurrence of any of the following:

          (a) the written agreement of the Company and Shareholders to terminate this Agreement;

          (b) upon a Person or Persons, together with any other person or persons acting in concert with him or them, acquiring Voting
     Securities representing more than 50% of the Total Voting Power; or

          (c)  the dissolution, liquidation or winding up of the Company.

          6.2. TERMINATION OF ARTICLE 2. The provisions of Article 2 shall terminate:

          (a) after the later of the fourth anniversary of the date hereof and such time as the Reference Group beneficially own Restricted Securities representing less than 20% of the Total Voting Power, all on a fully diluted basis;

          (b) if the candidates properly presented for nomination to the Board of the Company in accordance with Section 5.1(a) and being able (with the approval of the Company in the general meeting, if required) and willing to serve as Directors of the Company, are not appointed and maintained as directors of the Company other than through any member of the Reference Group voting against the appointment of such candidates to the Board;

          (c) on any dividend payable on the Preference Shares being in arrears for more than 30 days;

          (d) if a breach of covenant takes place under any material borrowing agreement of the Company and on the ground of that breach the lender or lenders under that agreement shall state in writing to the Company the intention promptly to cause the acceleration of the repayment of the loan;

          (e) if the Company purchases its own shares or reduces its capital and as a result any of the Shareholders would be required to make an offer for any Voting Securities pursuant to Rule 9 of the Takeover Code in the absence of the termination of one or more provisions of Article 2 (in which case only those provisions the termination of which is necessary to avoid such requirement shall be terminated); or

          (f) if the Shareholders and the Board are acting in concert for the purposes of the Takeover Code and any member of the Board, other than the Shareholders or designees appointed pursuant to Section 5.1, acquires Voting Securities with the result that the concert parties in the aggregate would beneficially own Voting Securities carrying more than 29.9% of the Total Voting Power in the absence of the termination of one or more provisions of Article 2 (in which case only those provisions the termination of which is necessary to avoid such requirement shall be terminated).


                                    ARTICLE 7

                                  MISCELLANEOUS


          7.1. LEGEND.

          (a) All certificates representing Restricted Securities subject to this Agreement shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT DATED JANUARY 23, 1996 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY) WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON TRANSFER THEREOF. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT SHALL BE VOID."

          (b) The Shareholders agree to the entry of stop transfer orders with the transfer agent and registrar of the stock subject to this Agreement against transfer of legended stock held by the Shareholders except in compliance with the requirements of this Agreement.

          7.2. SPECIFIC PERFORMANCE. The Shareholders agree that any breach by any of them of any provision of this Agreement would irreparably injure the Company and that money damages would be an inadequate remedy therefor. Accordingly, the Shareholders agree that the Company shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consent to the entry thereof, in addition to any other remedy to which the Company is entitled at law or in equity.

          7.3. NOTICES. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

          if to the Company, to:

               Kenneth Mullen, Esq.
               Farnell Electronics PLC
               Farnell House
               Sandbeck Way, Wetherby
               West Yorkshire LS22 4DH
               England
               Telecopier: 011-44-1937-580-070

          with a copy to:

               Chris Mayer, Esq.
               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York  10017
               Telecopier: (212) 450-4800

          if to Shareholders, to:

               c/o Parkwood Corporation
               P.O. Box 6609
               4500 Euclid Avenue
               Cleveland, Ohio  44101
               Telecopier: (216) 391-0155

          with a copy to:

               William P. Ritchie, Esq.
               Jones, Day, Reavis, Pogue
               77 West Wacker
               Chicago, Illinois  60601-1692
               Telecopier: (312) 782-8585

or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 7.3.

          7.4. AMENDMENTS; NO WAIVERS.

          (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholders and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          7.5. EXPENSES. Except as otherwise provided herein and in Exhibit A hereto, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          7.6. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that none of the parties may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent of the other party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          7.7. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

          7.8. ENTIRE AGREEMENT. This Agreement and the Registration Rights Agreement (and all exhibits thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any of the parties hereto.

          7.9. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the

State of New York without regard to the conflict of laws rules of such states.

          7.10. JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, or, if a party has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any obligation to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York.

          7.11. EFFECTIVE TIME. This Agreement shall become effective at the Effective Time.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                   Farnell Electronics PLC



                                   By:_______________________
                                   Name:
                                   Title:



                                   __________________________
                                   Name:  Jack N. Mandel



                                   __________________________
                                   Name:  Joseph C. Mandel



                                   __________________________
                                   Name:  Morton L. Mandel



                                   Jack N. Mandel Revocable Trust



                                   By:_______________________
                                   Name:   Joseph C. Mandel
                                   Title:  Trustee



                                   By:_______________________
                                   Name:   Morton L. Mandel
                                   Title:  Trustee

                                    Joseph C. Mandel Revocable Trust



                                   By:_______________________
                                   Name:   Jack N. Mandel
                                   Title:  Trustee



                                   By:_______________________
                                   Name:   Morton L. Mandel
                                   Title:  Trustee



                                   Morton L. Mandel Revocable Trust



                                   By:_______________________
                                   Name:   Jack N. Mandel
                                   Title:  Trustee



                                   By:_______________________
                                   Name:   Joseph C. Mandel
                                   Title:  Trustee



                                   Florence Mandel Revocable Trust



                                   By:_______________________
                                   Name:   Joseph C. Mandel
                                   Title:  Trustee



                                   Barbara A. Mandel Revocable
                                                     Trust



                                   By:_______________________
                                   Name:   Morton L. Mandel
                                   Title:  Trustee

                                        SCHEDULE 1
                                   Shareholders Agreement



Jack N. Mandel

Joseph C. Mandel

Morton L. Mandel

Jack N. Mandel Revocable Trust created by the Jack N. Mandel Revocable Trust Agreement, originally dated August 27, 1976, as amended

Joseph C. Mandel Revocable Trust created by the Joseph C. Mandel Revocable Trust Agreement, originally dated September 27, 1976, as amended

Morton L. Mandel Revocable Trust created by the Morton L. Mandel Revocable Trust Agreement, originally dated September 14, 1977, as amended

Florence Mandel Revocable Trust created by the Florence Mandel Revocable Trust Agreement, originally dated August 17, 1978, as amended

Barbara A. Mandel Revocable Trust created by the Barbara A. Mandel Revocable Trust Agreement, originally dated December 16, 1977, as amended

                                                                    SCHEDULE 2
                                                        Shareholders Agreement


              Name of Related Party                             No. of Related
              ---------------------                           Party Securities
                                                              ----------------

Jack N. Mandel Annuity Trust created by the Jack                       165,847
N. Mandel Annuity Trust Agreement dated December
8, 1976 (f/b/o Sheldon Lee Mandel)

Joseph C. Mandel irrevocable Trust created by the                    1,554,839
Agreement dated September 16, 1963 (f/b/o Penni
Weinberg, Michele Beyer and Robert Christopher
Beyer)

Penni M. Weinberg revocable Trust created by the                        32,107
Penni M. Weinberg revocable Trust Agreement originally dated March 16, 1983

Michele M. Beyer revocable Trust created by the                         42,739
Michele M. Beyer revocable Trust Agreement originally dated May 20, 1983, as amended

Lawrence R. Beyer revocable Trust created by the                         9,832
Agreement originally dated May 20, 1983

Stephen J. Weinberg revocable Trust created by                           1,263
the Agreement originally dated March 16, 1983

Morton L. Mandel irrevocable Trust created by the                    2,176,578
Agreement dated December 16, 1963 (f/b/o Amy
Mandel, Thomas Mandel and Stacy Petricig)

Joseph C. Mandel irrevocable Trust created by the                      185,964
Agreement for the benefit of Pamela, Jennifer and Stephanie Weinberg and Robert, Anthony and
Timothy Beyer dated December 4, 1978

Morton L. Mandel irrevocable Trusts created by                           3,591
the Trust Agreements dated December 8, 1990 and
August 28, 1993 (f/b/o Daniela Lee Mandel, Alicia
Jackelin Rose Mandel and Wilson Mandel Petricig)

Mandel Associated Foundations -- Jack N. and                         1,485,584
Lilyan Mandel Fund

Mandel Associated Foundations -- Joseph C. and                       1,208,907
Florence Mandel Fund

Mandel Associated Foundations -- Morton L. and                       1,148,849
Barbara Mandel Fund

The Jack N. and Lilyan Mandel Foundation,                            4,880,479
including The Lilyan Mandel Fund of the Jack N.
and Lilyan Mandel Foundation

The Joseph and Florence Mandel Foundation                            1,856,420
Morton and Barbara Mandel Family Foundation                          2,422,541